                                                                   EXHIBIT 10.26


        THIS SECOND LEASE AMENDMENT ("Second Amendment") dated this 21st day of March, 1997, by and between Klopfer Associates Limited Partnership, a Maryland limited partnership (hereinafter referred to as the "Landlord") and Polk Audio, Inc., a Maryland corporation (hereinafter referred to as the "Tenant").

        WITNESSETH, THAT WHEREAS Landlord and Tenant entered into a certain Lease Agreement dated September 23, 1985 (hereinafter referred to as the "Lease"); and

        WHEREAS Landlord and the Tenant amended the said Lease by means of a Lease Amendment dated September 23, 1993 (hereinafter referred to as the "First Amendment"); and

        WHEREAS the parties desire to redefine the Leased Premises, to extend the term of the Lease and to make certain other changes thereto;

        NOW THEREFORE for and in consideration of the mutual covenants and other undertakings herein contained, the parties do hereby agree to further amend the Lease and the First Amendment as follows:

        1. Term. The term of the Lease shall be extended to the last day of May, 2007. Section 5 of the First Amendment shall remain in full force and effect.

        2. Leased Premises. Effective as of June 1, 1997, or on the actual effective commencement date of the lease dated 17th September, 1996 by and between Landlord and Sinai Hospital of Baltimore, Inc., as further amended by an Amendment dated 18th February, 1997 (collectively, the "Sinai Lease"), whichever shall be later (the "Effective Date"), the Leased Premises shall constitute 76,000 square feet at the west end of the building addressed as 5601 Metro Drive, Baltimore MD 21215, as shown outlined and crosshatched in red in
Section 1 of the attached plat marked Exhibit "A", together with ninety five
(95) parking spaces set aside for the exclusive use of the Tenant, as outlined and crosshatched in red in Section 2 of Exhibit "A", together with easements to use in common with others the private access driveways and rear exterior paved loading areas of the Property, (such interior building space, reserved parking areas and easements leased hereby being hereinafter collectively referred to as the "Leased Premises"). Tenant shall not use parking areas or loading docks other than those reserved for its exclusive use.

        3. Rent. The annual base rental payable for the Leased Premises, as set forth in Section #2 of the Lease, commencing on the Effective Date, shall be FIVE HUNDRED THIRTY FIVE THOUSAND DOLLARS ($535,000.00) for the Leased Premises (as defined in the preceding Section hereof) on an "as-is" basis, payable in equal monthly installments of FORTY FOUR THOUSAND FIVE HUNDRED EIGHTY THREE AND 33/00 DOLLARS ($44,583.33) each (the "Base Rental"). In addition thereto Tenant shall be liable for additional rent taxes, insurance and maintenance costs as provided in Sections 4 and 5 hereof and as provided in the Lease (except as expressly modified herein), including without limitation Sections 7, 8, 9, 10, 11, 18 and 32 hereof.




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
Second Amendment to Lease
Klopfer Associates Ltd. Partnership/Polk Audio, Inc.
page 2


        4. Escalation. The Base Rental shall be adjusted on January 31 of each year starting in 1998, in the manner set forth in Section 9 of the Lease, to reflect changes in the Consumer Price Index from October 1996 to October 1997, and in a like manner annually thereafter.

        5. Brokerage and Other Expenses. Tenant shall be responsible for direct payment of brokerage commissions due to Miller Corporate Real Estate Services, Inc. relating to the Sinai Lease, as well as all other expenses incident to the initial implementation of the Sinai Lease, including without limitation the cost of construction of all demising walls and other tenant improvements, legal fees, architectural and engineering fees and incidental costs such as those related to zoning actions.

        6. Deletions to First Amendment. Sections 7 and 8 of the First Amendment are hereby deleted in their entirety.

        7. Other Provisions. Except as expressly modified or deleted herein, all other provisions of the Lease and the First Amendment shall remain in full force and effect. Except as otherwise provided herein, all terms used herein shall have the same meaning ascribed to them in the Lease and/or the First Amendment.

        8. Conditions Precedent. Landlord's willingness and ability to enter into the Second Amendment is expressly conditioned on (i) the final effectiveness of the Sinai Lease (as described above) and (ii) obtaining the consent of NationsBank to this Amendment. If before April 15, 1997 the Sinai Lease shall not have become effective and noncancellable by the tenant therein in accordance with its terms, or if the Landlord shall not have obtained the consent of NationsBank in writing to the Sinai Lease or to this Second Amendment, then this Second Amendment shall be null and void and the Lease and the First Amendment shall continue unmodified in full force and effect. If Landlord has reason to believe that either or both of the foregoing conditions precedent is not likely to be satisfied, it shall promptly notify the Tenant thereof.

        IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officer or partner to execute and enseal this Second Amendment, on the year and day first above written.




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
Second Amendment to Lease
Klopfer Associates Ltd. Partnership/Polk Audio, Inc.
page 3


WITNESS/ATTEST:                          LANDLORD:
                                         KLOPFER ASSOCIATES L.P.


/s/ DEBORAH J. SMITH                     /s/ GEORGE M. KLOPFER
-------------------------------          -----------------------  (SEAL)
                                         by: George M. Klopfer
                                             General Manager


WITNESS/ATTEST:                          LANDLORD:


                                         POLK AUDIO, INC.
/s/ DEBORAH J. SMITH                     /s/ JAMES M. HERD
-------------------------------          ----------------------------- (SEAL)
                                         by: James M. Herd, President


Consent given to
Second Amendment to Lease:
NATIONSBANK, N.A.


-------------------------------------
by: Andrew John, Senior V.P.   (date)


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